UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2014

CALDERA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54748	20-0982060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Kendall Square, Suite B2002, Cambridge, MA, 02139
(Address of principal executive offices) (zip code)

(617) 294-9697
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 6, 2014, Caldera Pharmaceuticals, Inc. (“the Company”) and Dr. Benjamin Warner, the Chairman of the Board, entered into a Confidential Settlement Agreement (the “Agreement”) with Los Alamos National Security, LLC, (“LANS”), The Regents of the University of California, the UChicago Argonne, LLC and several other individuals relating to: (i) a lawsuit, Caldera Pharmaceuticals, Inc. v. The Regents of the University of California, et al., Case No. CGC-07-470554, currently pending in the Superior Court of the State of California, County of San Francisco; (ii) a lawsuit, Caldera Pharmaceuticals, Inc. v. Los Alamos National Security, LLC, et al., Case No. 1:10-cv-06347, currently pending in the United States District Court for the District of New Mexico; and a lawsuit, Caldera Pharmaceuticals, Inc. v. The Regents of the University of California, et al., Case No. 2011-L-9329, brought in the Circuit Court of Cook County, Illinois, County Department – Law Division and dismissed without prejudice on or about July 26, 2013 (collectively the “Actions”).

In connection with the Agreement, the Actions were settled and the Company received a settlement payment; however, the net settlement amount has yet to be finalized.   The terms of the settlement are confidential as per the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2014	CALDERA PHARMACEUTICALS, INC.
(Registrant)

	By:	/s/ Gary Altman
	Name:	Gary G.Altman, Ph.D
	Title:	President and Chief Executive Officer